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                                                                    EXHIBIT 3.33

                      BY-LAWS OF SALEM MEDIA CORPORATION
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                                   ARTICLE I
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                               Name and Location
                               -----------------


     SECTION 1:  The name of this corporation shall be:
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     SALEM MEDIA CORPORATION

     SECTION 2:  Offices for the transaction of business shall be located at
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such places either within or without the State of New York as the Board of
Directors may from time to time determine.


                                   ARTICLE II
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                                 Capital Stock
                                 -------------
     SECTION 1:   The amount of the capital stock shall be:
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One Hundred Thousand (100,000) shares at One Dollar ($1.00) par value.

     SECTION 2:   All certificates of stock shall be signed by the President or
     ---------
Vice President and Secretary or an Assistant Secretary, and shall be sealed with the corporate seal.

     SECTION 3:   Treasury stock shall be held by the corporation subject to the
     ---------
disposal of the Board of Directors, and shall neither vote nor participate in dividends.

     SECTION 4:   The corporation shall have a first lien on all the shares of
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its capital stock and upon all dividends declared upon the same for any indebtedness of the respective holders thereof to the corporation.

     SECTION 5:   Transfers of stock shall be made only on the books of the
     ---------
corporation; and the old certificate, properly endorsed, shall be surrendered and cancelled before a new certificate is issued. The stock books of the corporation shall be closed against transfers for a
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period of thirty (30) days before the date of payment of a dividend and for fifteen (15) days before each annual meeting of the stockholders.

     SECTION 6:   In case of loss or destruction of a certificate of stock, no
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new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction; and upon the giving of satisfactory security, by bond or otherwise, against loss to the corporation. Any such new certificate shall be plainly marked "duplicate" upon its face.

                                  ARTICLE III
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                                  Stockholders
                                  ------------

     SECTION 1:   An annual meeting of the stockholders shall be held at 10:00
     ---------
o'clock in the forenoon on the 1st day of July, in each year at the principal
                               ---        ----
office of the corporation or at such other place, either within or without the State of New York, as may be prescribed in the notice of such meeting; provided, however, that whenever such day shall fall upon Sunday or a legal holiday, that
meeting shall be held on the next succeeding business day.   At such meeting,
the stockholders shall elect directors to serve until their successors shall be elected and qualified.

     SECTION 2:  Any special meeting of the stockholders, to be held at the
     ---------
place designated in the notice thereof, may be called at any time by the President, and in his absence, by a Vice President, or by a majority of the
Directors.   It shall be the duty of the Directors, the President or a Vice
President to call such a meeting whenever so requested by stockholders holding 51% or more of the capital stock.

     SECTION 3:  Notice of the time and place of all annual and special meetings
     ---------
shall be mailed by the Secretary to each stockholder not less than ten (10) nor more than sixty (60) days before the date thereof.

     SECTION 4:  Annual or special meetings of the stockholders may be held at
     ---------
any time and at any place, within or without the State of New York, when stockholders who hold four-

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fifths (4/5ths) of the stock having the right to vote shall be present at such meeting, however called or notified, and shall sign a written consent thereto,
on the recording of the meeting.   The acts of any such meeting shall be as
valid as if legally called and notified.

     SECTION 5:  At every such meeting, each stockholder shall be entitled to
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cast one vote for each share of stock held in his name; which vote may be cast
by him either in person or by proxy.    All proxies must be in writing, shall be
filed with the Secretary and by him entered or recorded in the minutes of the meeting.

     SECTION 6:  A quorum for the transaction of business at any stockholder's
     ---------
meeting shall consist of a number of members representing a majority of shares of voting stock issued and outstanding; and the stockholders present at any meeting, though less than a quorum, may adjourn the meeting to a future time.

     SECTION 7:  The stockholders shall have power, by a majority vote at any
     ---------
such meeting, to transact any business of the corporation, and such majority shall have power also to remove any directors or officers.

                                   ARTICLE IV
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                                   Directors
                                   ---------

     SECTION 1:  The business and property of the corporation shall be managed
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by a Board of not less than one (1) nor more than seven (7) directors, who shall be elected by the Stockholders.

     SECTION 2:  An annual meeting of the Directors may be held in the principal
     ---------
office of the corporation immediately after the adjournment of each annual stockholders' meeting; provided that if the annual stockholders' meeting shall be held in any place other than the principal office of the corporation, then the annual meeting of the directors may likewise be held at such place.

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     SECTION 3:  Special meetings of the Board of Directors shall be held in the
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principal office of the corporation or such other place or places, within or without the State of New York, as a majority of the Directors shall, from time
to time, designate.   By a consent of a majority of the Directors of the Board
of Directors, annual and special meetings of the Board may be held without notice at any time and place.

     SECTION 4:  Notice of all annual and special meetings, except those
     ---------
specified in the second sentence of Section 3 of this Article, shall be mailed to each Director, by the Secretary, at least five (5) days previous to the time
fixed for the meeting.   All notices of special meetings shall state the

     SECTION 5:  A majority of the Board of Directors for the transaction of
     ---------
business at an annual or special meeting of the Directors shall be necessary to constitute a quorum and the act of a majority of the Directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors.

     SECTION 6:  The Directors shall elect the officers of the corporation and
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fix their salaries.   Such election may be held at the Directors' meeting
following each annual stockholders' meeting.   An officer may be removed at any
time by a majority vote of the directors.

     SECTION 7:  Vacancies in the Board of Directors may be filled by the
     ---------
remaining Directors at any regular or special Directors' meeting.

     SECTION 8:  The Board of Directors may, by resolution, designate two or
     ---------
more of their number to constitute an executive committee, who, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the affairs and property of the corporation and the exercise of its corporate powers.

     SECTION 9:  At each annual stockholders' meeting the directors shall submit
     ---------
a statement of the business done during the preceding year together with a report of the general financial condition of the corporation.

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                                   ARTICLE V
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                                    Officers
                                    --------

     SECTION 1:   The corporation shall have a President, a Secretary and a
     ---------
Treasurer.   They shall be chosen by the Board of Directors and shall hold their
offices until their successors are chosen and qualified.   The corporation may
also have one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers, agents and factors as may be deemed
necessary.   Any person may hold two or more offices except the President shall
not be also the Secretary or an Assistant Secretary of the corporation.   The
President must also be a Director but need not be a stockholder.   It shall not
be necessary for any other officer, agent or factor to be either a stockholder or director.

     SECTION 2:  The President, or in his absence, a Vice President, or a
     ---------
director of the corporation, shall preside at all Directors' and stockholders'
meetings.   The President shall have general supervision over the affairs of the corporation and over the other officers; shall sign all stock certificates and written contracts of the corporation; and shall perform all such other duties as are incident to this office. In case of the absence of the President or the disability of the President, his duties shall be performed by a Vice President.

     SECTION 3:  The Secretary shall issue notices of all Directors' and
     ---------
stockholders' meetings, and shall attend and keep the minutes of the same.   He
shall have charge of all corporate books, records and papers; shall be custodian of the corporate seal; shall keep all stock certificates and written contracts of the corporation, and shall perform all such other duties as are incident to
his office.    In the case of the absence or disability of the Secretary, his duties shall be performed by an Assistant Secretary.

     SECTION 4:   The Treasurer shall have custody of all money and securities
     ---------
of the corporation, and shall give bond in such sum with such security as the Directors may require conditioned upon faithful performance of the duties of his
office.   He shall keep regular books of account and shall submit them together with all his vouchers, receipts, records and other papers to

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the Directors for their examination and approval as often as they may require;
and he shall perform all such other duties as are incident to his office. In case of the absence or disability of the Treasurer, his duties shall be performed by an Assistant Treasurer.

                                   ARTICLE VI
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                             Directors and Finance
                             ---------------------

     SECTION 1:  Dividends, to be paid out of the surplus earnings of the
     ---------
corporation, may be declared from time to time by resolution of the Board of Directors; but no dividends shall be paid that will impair the capital of the corporation.

     SECTION 2:  The funds of the corporation shall be deposited intact in such
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banks or trust companies as the Directors shall from time to time designate and any such funds so deposited shall be withdrawn only upon check or order signed in the manner prescribed by resolution of the Board of Directors.

                                  ARTICLE VII
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                   Enactment, Repeal or Amendment of By-Laws
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     SECTION 1:  By-Laws of the corporation shall be enacted, repealed or
     ---------
amended by a vote of a majority of all of the Directors at any annual or special meeting.

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